UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2025

C2 Blockchain, Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 SW 8th St Unit #2008

Miami, FL 33184

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “us,” “our,” “C2 Blockchain,” or the “Company” refer to C2 Blockchain, Inc.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements, including statements regarding the intended use of proceeds from the private placement(s) and the Company’s future plans and expectations. These statements are based on current beliefs and assumptions and are subject to various risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those anticipated or implied in any forward-looking statement. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update or revise any such statements, except as required by applicable law, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

Item 3.02     Unregistered Sales of Equity Securities

On or about July 15, 2025, the Company entered into a subscription agreement with a third-party accredited investor pursuant to which it issued 5,000,000 shares of its restricted common stock at a purchase price of $0.02 per share, for gross proceeds of $100,000. The shares were issued in a private placement transaction conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

The investor represented that the securities were being acquired for investment purposes and not with a view to distribution. The shares are subject to transfer restrictions and bear a restrictive legend. The subscription agreement also grants the investor piggyback registration rights in the event the Company files a registration statement for its securities, other than on Forms S-4 or S-8.

No underwriting discounts, commissions, or placement agent fees were paid in connection with the transaction. The Company intends to use the proceeds for general corporate purposes and working capital.

On or about July 29, 2025, the Company issued an aggregate of 12,500,000 shares of its restricted common stock to an accredited investor at a purchase price of $0.02 per share in a private placement. Upon receipt of the purchase price, the Company expects to receive net proceeds of approximately $250,000. The investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). No underwriting discounts, commissions, or placement agent fees were paid in connection with the transaction. The Company intends to use the proceeds for general corporate purposes and working capital. The issuance of the securities was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, based on the nature of the offering and representations made by the investor regarding its status as an accredited investor. The offering did not involve a public offering and was conducted as a private transaction.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: August 6, 2025

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer